SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) June 27, 2000





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Matters

         On June 16, 2000, Simtek Corporation ("Simtek") acquired 1,875,000 shares of the common stock of WebGear, Inc., a California corporation ("WebGear"), in return for 1,250,000 shares of common stock of Simtek. The shares of WebGear stock that Simtek acquired represents approximately 9% of WebGear's issued and outstanding shares of common stock as of June 16, 2000. On June 16, 2000, the closing price for Simtek's common stock was $1.3125 per share. WebGear is engaged in the design, development, sales, and support of high technology networking and communications products for the personal computer market.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


June 27, 2000                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer









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